Exhibit 99.2
OXFORD INDUSTRIES, INC.

Exchange Offer
to holders of its

11.375% Senior Secured Notes due 2015

NOTICE OF GUARANTEED DELIVERY

As set forth in (i) the Prospectus, dated          , 2009 (the “Prospectus”), Oxford Industries, Inc. (the “Issuer”) and Lionshead Clothing Company, Oxford Caribbean, Inc., Oxford Garment, Inc., Oxford Lockbox, Inc., Piedmont Apparel Corporation, SFI of Oxford Acquisition Corporation, Tommy Bahama Group, Inc., Tommy Bahama R&R Holdings, Inc., Tommy Bahama Beverages, LLC, Ben Sherman Clothing, Inc., Oxford International, Inc., Oxford of South Carolina, Inc., Viewpoint Marketing, Inc., Tommy Bahama Texas Beverages, Inc. (together, the “Guarantors”) under “The Exchange Offer — Procedures for Tendering Old Notes” and (ii) the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Issuer and the Guarantors to exchange up to $150,000,000 in principal amount of the Issuer’s new 11.375% Senior Secured Notes due 2015 for $150,000,000 in principal amount of the Issuer’s 11.375% Senior Secured Notes due 2015 (the “Old Notes”), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended, this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantors if: (i) certificates for the Old Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent.

To: U.S. Bank, National Association (the “Exchange Agent”)

By Mail, Hand or Courier:

U.S. Bank National Association
Specialized Finance
60 Livingston Avenue
Mail Station — EP-MN-WS2N
St. Paul, Minnesota 55107-2292
or
U.S. Bank National Association
100 Wall Street, 16th Floor
New York, NY 10005
Attn: Corporate Trust Services

By Facsimile (for Eligible Institutions only): (651) 495-8158 Attention: Specialized Finance	Confirm by Telephone: (800) 934-6802

For information on other offices or agencies of the Exchange Agent where Old
Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Notwithstanding anything contained in this Notice of Guaranteed Delivery or in the related
Letter of Transmittal, tenders can only be made through ATOP by DTC participants and Letters of Transmittal can only be accepted by means of an Agent’s Message.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and the Letter of Transmittal.

All the authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

Principal Amount of Old Notes

Tendered:

Certificate Nos. (if available):

Total Principal Amount Represented
by Old Notes Certificate(s):

Account Number:

Name(s) in which Old Notes Registered:

Date:

Sign Here

Signature(s):

Please Print the Following Information

Name(s):

Address(es):

Area Code and Tel. No(s).:

Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

GUARANTEE

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:            State:            Zip Code:

Area Code and Tel. No.:

Dated: